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                                                                    EXHIBIT 11.1
                                     PSINET INC.
                                   AND SUBSIDIARIES

               CALCULATION OF PRO FORMA LOSS PER SHARE  (UNAUDITED) (1)


                                                                    PRO FORMA
                                                                  MARCH 31, 1995
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Weighted average shares outstanding:
Common stock:
        Shares outstanding at beginning of year .................   13,041,266
        Shares issued to employees under revenue bonus plan .....       18,750
        Shares issued for the acquisition of Pipeline ...........    2,690,218
        Shares issued for the conversion of certain
        Pipeline employee stock options .........................       98,255
        Shares from conversion of redeemable preferred stock,
        assuming conversion as of beginning of year .............   10,042,680

Common stock equivalents:
        Options and warrants to purchase 1,325,570 shares of
        common stock granted from March 8, 1994 through
        March 31, 1995, subject to SAB 83 using the treasury
        stock method ............................................      966,242
                                                                  -------------

                                                                    26,857,411
                                                                  -------------
                                                                  -------------
Net Loss ........................................................ $ (3,215,000)
                                                                  -------------
                                                                  -------------

Pro forma loss per share (unaudited)............................. $      (0.12)
                                                                  -------------
                                                                  -------------

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(1) For a description of pro forma loss per share, see Note 2 of the Notes to the Consolidated Financial Statements.


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